UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 22, 2019

ENDOLOGIX, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-28440	68-0328265
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
2 Musick, Irvine, CA	92618
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 595-7200

N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).                                       Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07    Submission of Matters to a Vote of Security Holders.
Endologix, Inc. (the “Company”) held a Special Meeting of Stockholders (the “Special Meeting”) on Friday, February 22, 2019 at 8:00 a.m., Pacific Time, at its corporate headquarters located at 2 Musick, Irvine, California 92618. As of January 17, 2019, the record date for the Special Meeting, the Company had 103,453,661 shares of its common stock outstanding and entitled to vote, of which 78,775,196 shares of the Company’s common stock were present in person or represented by proxy and entitled to vote at the Special Meeting. The following is a brief description of the final voting results for the proposal submitted to a vote of the stockholders at the Special Meeting. This matter is described in more detail in the Company’s definitive proxy statement, which was filed with the Securities and Exchange Commission on January 22, 2019.
Proposal No. 1: The Company’s stockholders approved an amendment to the Company’s Amended and Restated Certificate of Incorporation, as amended, to effect a reverse stock split of its issued and outstanding common stock at a ratio not less than 1-for-5 and not greater than 1 for-10 (inclusive), with the exact ratio to be set as a whole number within that range at the discretion of its board of directors before February 22, 2020 without further approval or authorization of its stockholders. The Company’s board of directors may alternatively elect to abandon such proposed amendment and not effect the reverse stock split authorized by the Company’s stockholders, in its sole discretion.

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
74,003,939	4,740,198	31,059	0

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENDOLOGIX, INC.

Date: February 25, 2019	/s/ Vaseem Mahboob
Vaseem Mahboob
Chief Financial Officer